UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): May 8, 2008

Bakers Footwear Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Term Loan.

In order to provide for additional temporary liquidity, on May 9, 2008, Bakers Footwear Group, Inc. (the “Company”) entered into an amendment to its $7.5 million three-year subordinated secured term loan (the “Loan”) pursuant to that certain Amendment Number 1 to Loan Documents (the “Amendment”) with Private Equity Management Group, Inc. (“PEM”), as arranger and administrative agent on behalf of an affiliated lender (the “Lender”) and the Lender. The Amendment amends the Second Lien Credit Agreement (“Loan Agreement”) dated February 1, 2008 among the Company, PEM and the Lender. The Amendment modifies the Company’s first quarter minimum adjusted EBITDA financial covenant from negative $1,130,419 to negative $2,293,572. Also under the Amendment, the Company and PEM agreed that principal payments under the Loan will be deferred until September 1, 2008, with the remaining principal payments under the Loan re-amortized over the original term.

As consideration for the Amendment, the Company issued an additional 50,000 shares of its common stock, par value $0.0001 per share (the “New Shares”) to PEM. The Amendment also modified the terms of that certain Registration Rights Agreement dated February 1, 2008 between PEM and the Company (the “Registration Rights Agreement”) by adding the New Shares to the registration obligations that the Company has with respect to the 350,000 shares (the “Initial Shares”) that the Company previously issued to PEM in connection with the initial entry into the Loan. Under the Amendment, the Company has until May 12, 2008 to file a resale registration statement covering the Initial Shares and the New Shares. The Company is still subject to liquidated damages as previously discussed if the registration statement is not declared effective by the Securities and Exchange Commission within 120 days after February 1, 2008. As a result of the issuance of the 50,000 shares of common stock, PEM beneficially owns approximately 5.7% of the Company’s common stock on a post-transaction basis. The Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Summary of Term Loan.

As previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2008, the Company consummated the Loan on February 4, 2008. The Loan continues to mature on February 1, 2011, with interest at an interest rate of 15% per annum. As additional consideration for the Loan, PEM received the Initial Shares. The Company also paid PEM an advisory fee of $300,000 and PEM’s costs and expenses. The Loan is secured by substantially all of the Company’s assets and is subordinate to the Company’s credit facility with Bank of America, N.A. (“Bank”), the Company’s senior lender, but it is senior to the Company’s $4 million in aggregate principal amount of subordinated convertible debentures due 2012 (the “Debentures”). As a result of the issuance of the New Shares, the weighted average conversion price adjustment on the Debentures was triggered, lowing the conversion price from $8.64 to $8.59. The Debentures are now convertible into an aggregate of 465,656 shares of common stock, after eliminating fractional shares. The Bank consented to the Amendment. The Bank’s consent is attached hereto as Exhibit 4.3 and is incorporated by reference herein. The Company has broad obligations to indemnify, and pay the fees and expenses of PEM and the Lender in connection with, among other things, the enforcement, performance and administration of the Loan Agreement and the other loan documents. The Loan Agreement is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Under the Loan Agreement, the Company continues to be permitted to prepay the Loan, subject to prepayment penalties which range between 3% and 1% of the aggregate principal balance of the Loan. The Company is also required to make prepayments, subject to the senior subordination agreement between the Company, PEM and the Bank (the “Senior Subordination Agreement”), on the Loan in certain circumstances, including generally if the Company sells property and assets outside the ordinary course of business, and upon receipt of certain extraordinary cash proceeds and upon sales of securities. The Senior Subordination Agreement is attached hereto as Exhibit 4.5 and is incorporated herein by reference.

The Loan Agreement contains financial covenants which require the Company to maintain specified levels of tangible net worth and adjusted EBITDA (both as defined in the Loan Agreement) each fiscal quarter and annual limits on capital expenditures of no more than $1.5 million, $2 million and $3 million, respectively. The Loan

Agreement also contains certain other restrictive covenants, including covenants that restrict the Company’s ability to use the proceeds of the Loan, to incur additional indebtedness, to pre-pay other indebtedness, to dispose of assets, to effect certain corporate transactions, including specified mergers and sales of all or substantially all of the Company’s assets, to change the nature of the Company’s business, to pay dividends (other than in the form of common stock dividends), as well as covenants that limit transactions with affiliates and prohibit a change of control. For this purpose, a change of control is generally defined as, among other things, a person or entity acquiring beneficial ownership of more than 50% of the Company’s common stock, specified changes to the Company’s Board of Directors, sale of all or substantially all of the Company’s assets or certain Company recapitalizations. The Loan Agreement also contains customary representations and warranties and affirmative covenants, including provisions relating to providing reports, inspections and appraisal, and maintenance of property and collateral.

Upon the occurrence of an event of default under the Loan Agreement, the Lender will be entitled to acceleration of the debt plus all accrued and unpaid interest, subject to the Senior Subordination Agreement, with the interest rate increasing to 17.5% per annum. The Loan Agreement generally provides for customary events of default, including default in the payment of principal or interest or other required payments, failure to observe or perform covenants or agreements contained in the transaction documents (excluding the Registration Rights Agreement), materially breaching the Company’s credit facility with the Bank or the terms of the Company’s Debentures, generally failure to pay when due debt obligations (broadly defined, subject to certain exceptions) in excess of $1 million, specified events of bankruptcy or specified judgments against the Company.

For additional information, please see “Item 1. Business — Recent Developments,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources,” and “Item 1. Business — Risk Factors — The terms of our three-year subordinated secured term loan contain certain financial covenants with respect to our performance and other covenants that restrict our activities. If we are unable to comply with these covenants, the lender could accelerate the repayment of our indebtedness and subject us to a cross-default under our credit facility” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

Item 2.02. Results of Operations and Financial Condition.

On May 8, 2008, the Company issued a press release announcing net sales results for the thirteen weeks ended May 3, 2008 (the Company’s first fiscal quarter). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

In connection with the Amendment and the sale and issuance of the New Shares, the Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated pursuant thereto. The offering of the securities was conducted without general solicitation or advertising. The New Shares issued will bear restrictive legends permitting the transfer thereof only in compliance with applicable securities laws. The Company believes that the acquiror acquired the New Shares for investment purposes and not with a view to or for distribution in these transactions and that it is an “accredited investor” under Rule 501(e) under Regulation D under the Securities Act of 1933.

Item 7.01.  Regulation FD Disclosure.

The information set forth under Item 2.02 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: May 9, 2008	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Vice President—Finance, Controller, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Amendment Number 1 to Loan Documents dated May 9, 2008 by and among the Company, Private Equity Management Group, Inc. and the Lender named therein.

4.2

Registration Rights Agreement dated February 1, 2008 by and among the Company and Private Equity Management Group, Inc. (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K dated February 1, 2008 (File No. 000-50563)).

4.3	Letter of Consent delivered to the Company and Private Equity Management Group, Inc. by Bank of America, N.A.

4.4

Second Lien Credit Agreement dated February 1, 2008 (“Loan Agreement”) by and among the Company, and Private Equity Management Group, Inc. and the Lender named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 1, 2008 (File No. 000-50563)).

4.5

Subordination Agreement dated February 1, 2008 by and among the Company, Bank of America, N.A. and Private Equity Management Group, Inc., in its capacity as administrative agent for the Lender named therein (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated February 1, 2008 (File No. 000-50563)).

99.1	Press release dated May 8, 2008.